Exhibit 10.2

DISTRIBUTION AGREEMENT

Reference: DIST_BOSUNG_BM_1

AGREEMENT made as of the 17th day of August, 2022, by and between Bosung Meditech Co., Ltd. having its business address at 107, Donghwagongdan-ro, Wonju-si, Gangwon-do, South Korea (hereinafter referred to as “SUPPLIER”) and BM International Distribution Limited, having its registered office at 31/F., Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong (hereinafter referred to as “DISTRIBUTOR”).

W I T N E S S E T H

WHEREAS

A.	SUPPLIER is the supplier of the products listed below (hereinafter referred to as “PRODUCTS”):-

Medical devices under the “SafeLan brand” including but not limited to the sterile blood lancets

B.	DISTRIBUTOR desires to secure from SUPPLIER, and SUPPLIER is willing to grant to DISTRIBUTOR, the right to sell and distribute SUPPLIER’S Products in the following areas/countries (hereinafter referred to as “TERRITORIES”):-

Global basis, excluding South Korea, with exclusivity in

●	Singapore;
●	Malaysia;
●	Thailand;
●	Vietnam;
●	Indonesia;
●	The Republic of India; and
●	The Republic of China (i.e. Taiwan)

NOW THEREFORE, it is mutually agreed as follows:

1.	Appointment

1.1	SUPPLIER hereby appoints DISTRIBUTOR as its distributor for the term of this Agreement for the sale and distribution of Products in and throughout TERRITORIES. DISTRIBUTOR shall use its best efforts to promote the sale and distribution of SUPPLIER’s Products.

2.	Distributorship arrangement

2.1	DISTRIBUTOR can select and appoint sub-distributors at its discretion in TERRITORIES;

2.2	SUPPLIER is to sell directly to DISTRIBUTOR’s sub-distributors at negotiated prices;

2.3	SUPPLIER is fully responsible on all manufacturing costs;

2.4	SUPPLIER is to make direct product shipment to DISTRIBUTOR’s sub-distributors;

2.5	SUPPLIER is fully responsible to fulfill all government exporting requirements, including the payment of export duties and taxes when PRODUCTS are exported from South Korea;

2.6	SUPPLIER is fully responsible to provide all necessary after-sales support to DISTRIBUTOR’s sub-distributors;

3.	Minimum Order Quantity

3.1	The minimum order quantity from all buyers in Territories shall total to 1.2 million sterile blood lancets per month, with effect from the 13th month after this Agreement becomes effective.

4.	Term of this Agreement

4.1	The term of this Agreement is for a period of twenty-five (25) years effective from the date first written above.

5.	Early termination

5.1	SUPPLIER shall have the right to terminate this Agreement upon 30 days written notice in the event that DISTRIBUTOR shall:

a.	be declared bankrupt or enter a voluntary petition for bankruptcy or in any way enter into a compromise or agreement for the benefit of its creditors;

b.	fail to maintain in good standing all licenses and permits necessary for the proper conduct of its business in the Territory;

c.	change or in any way be affected by a change in the majority ownership of its business.

6.	Commissions to Distributor

6.1	Ten percent (10%) of invoiced value on each sale successfully completed between SUPPLIER and a DISTRIBUTOR’s sub-distributor in TERRITORIES.

6.2	A sale is successfully completed only after SUPPLIER receives 100% settlement of the invoiced value in a sales transaction of PRODUCTS.

6.3	DISTRUTOR’s commissions shall be collected and distributed by SUPPLIER.

7.	Independent Contractor

7.1	DISTRIBUTOR is an independent contractor of SUUPLIER, not its employee..

8.	Indemnification

8.1	DISTRIBUTOR is fully indemnified by SUPPLIER on any damages and losses arising from the sale of a defective product by DISTRIBUTOR’s sub-distributors.

9.	Arbitration

10.1	Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Hong Kong in accordance with the rules of the Hong Kong International Arbitration Centre then in effect, and judgment upon the award rendered by the arbitrator or arbitrators shall be final and binding upon the parties hereto.

10.	Governing Laws

11.1	All the provisions of this Agreement are made subject to all applicable laws, regulations, rules or requirements of the Laws of the Special Administrative Region of Hong Kong, and in the performance of this Agreement, each of the parties hereto agrees to comply therewith.

11.	Assignment

12.1	This Agreement shall not be assigned by either party hereto.

(The remaining space in this space is left blank intentionally)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SUPPLIER		DISTRIBUTOR

/s/ Chang Suk KIM		/s/ Chang Suk KIM
By:	Chang Suk KIM	By:	Chang Suk Kim

Title:	President	Title:	Director

4